EXHIBIT 21

                    SUBSIDIARIES OF CPB INC.

                  CENTRAL PACIFIC BANK (HAWAII)
                  CPB PROPERTIES, INC. (HAWAII)
                    CKSS ASSOCIATES (HAWAII)
           CENTRAL BUSINESS CLUB OF HONOLULU (HAWAII)